EXHIBIT D
                                                                              to
                                                                    SCHEDULE 13D

                                  dELiA*s Inc.
                                435 Hudson Street
                            New York, New York 10014




                                    July 24, 1998


American Retail Enterprises, L.P.
1620 Grand Avenue
Baldwin, New York 11510
Attention: Mr. William Siegel

The Chase Manhattan Bank
Corporate Trust Group
450 West 33rd Street
New York, New York 10001
Attention: Escrow Administration, 15th Floor

Re:   Amendment No.2

Ladies and Gentlemen:

We refer you to that certain Escrow Agreement dated July 10, 1998, as amended (the "Escrow Agreement"), among dELiA*s Inc., a Delaware corporation, American Retail Enterprises, L.P., a New York limited partnership, and The Chase Manhattan Bank, a New York State chartered bank. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Escrow Agreement.

This is to confirm that Section 2 of the Escrow Agreement is hereby amended by replacing the words "a certificate representing 201,122 shares" in the first sentence thereof with the words "certificates representing 208,334 shares".

Please confirm your agreement to the foregoing by signing and returning to us a copy of this letter.

Very truly yours,

DELIA*S INC.

By:    /s/ Alex Navarro
      ------------------------------
      Alex Navarro, Senior Vice President


                                    AGREED AND ACKNOWLEDGED:


                                    AMERICAN RETAIL ENTERPRISES, L.P.
                                    By:   LANDMARK PANTS CORP.
                                          General Partner

                                          By:    /s/ William R. Siegel
                                                ------------------------------
                                                William Siegel, Vice President

                                          By:    /s/ Gary Sugarman
                                                ------------------------------
                                                Gary Sugarman, Vice President

                                    By:   THE PANTS SET, INC.
                                          General Partner

                                          By:    /s/ William R. Siegel
                                                ------------------------------
                                                William Siegel, President

                                          By:    /s/ Gary Sugarman
                                                ------------------------------
                                                Gary Sugarman, Vice President


                                    THE CHASE MANHATTAN BANK

                                    By:    /s/ J. Morales
                                          ------------------------------
                                          Name:
                                          Title: Senior Trust Officer